                                    Exhibit A

        i.) Individually.

        ii.) Trustee.

  ->    Kevin Ratner 1986 Trust Agreement dated December 18, 1986

        Charles Ratner and Ilana Horowitz Ratner 2004 Trust Agreement dated
        April 12, 2004 FBO Max Ratner

        Charles Ratner and Ilana Horowitz Ratner 2004 Trust Agreement dated
        April 12, 2004 FBO Ezra Ratner

        Rachel Ratner 2006 Irrevocable Trust Agreement dated January 1, 2006 FBO
        Avra Greenspan

        Rachel Ratner 2006 Irrevocable Trust Agreement dated January 1, 2006 FBO
        Dahlia Greenspan